Exhibit 5

TIAA CREF

FINANCIAL SERVICES

FOR THE GREATER GOOD*

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262-8500

For Home Office Use Only:

AG

RF

File No.

APPLICATION FOR [VARIABLE ANNUITY]

SECTION A: Owner(s) Information

Primary Owner–Complete this section if the annuity will be owned by a person.

If the annuity will be owned by a Trust, skip to the Trust information requirements at the end of this section.

1. Title First Name Middle Initial Last Name

2. Sex: M F 3.Social Security #: (Will be used as Tax ID of record)

4. Date of Birth:

5. Daytime phone #: ()-Evening phone #: ()-

A residential address must be provided even if an alternative mailing address (i.e. P.O. Box) is used.

6. Residential address: Apt. #:City: State: Zip:

7. Mailing address: Apt. #:City: State: Zip:

8. Email address:

9. Is the primary owner currently or formerly employed by: College, university or other nonprofit education or research institution K-12 Other

Joint Owner–Complete this section only if the contract will have a joint owner. Joint owners may only be husband and wife.

1. Title First Name Middle Initial Last Name

2. Sex: M F

3. Social Security #:

4. Date of Birth:

5. Daytime phone #: () - Evening phone #: () -

A residential address must be provided even if an alternative mailing address (i.e. P.O. Box) is used.

6. Residential address: Apt. #:

City: State: Zip:

7. Mailing address: Apt. #:

City: State: Zip:

8. Email address:

9. Is the joint owner currently or formerly employed by:

College, university or other nonprofit education or research institution K-12 Other

[XXX] TCL-VA3-APP-AF Page 1 of 7 [XXXXXX]

Trust as Owner–If a Trust will own this contract,complete this portion only:

1. Name of Trust: Date of Trust:

2. Name of Trustee:

3. Taxpayer ID #: 4. Daytime phone #: ()-

5. Address/street:

City: State: Zip:

SECTION B: Annuitant Information

Complete only if you are naming someone other than the primary owner (with the Tax ID of record) as the annuitant.

1. Title First Name Middle Initial Last Name

2. Sex: M F

3. Social Security #:

4. Date of Birth:

5. Daytime phone #: () -Evening phone #: () -

6. Residential address: Apt. #:

City: State: Zip:

SECTION C: Replacement

This section must be completed by the owner(s) of the proposed contract.

1. Do you presently own any existing individual life insurance policies or annuity contracts? Yes No

2. Will any existing life insurance or annuity be replaced, changed, or used to fund the contract applied for in this application? Yes No

Company name

Owner Name(s)

Policy/Contract type

Policy/Contract #

Amount of Policy/Contract

Year issued

1035 Exch Yes/No

SECTION D: Annuity Starting Date

Begin income benefit payments on: (select one option)

First day of (the Month) (in Year)

At annuitant’s age

At annuitant’s age 90 (maximum allowed)

[XXX]

TCL-VA3-APP-AF Page 2 of 7 [XXXXXX]

SECTION E: Beneficiary Information

If you need more space to name your beneficiaries, please continue on a separate sheet of paper. Make sure to sign the additional page of instructions.

Primary beneficiary(ies) name(s)

Address

Relationship to Owner(s)

Benefit %

Date of birth

Social Security or tax ID #

Contingent beneficiary(ies) name(s)

Address

Relationship to Owner(s)

Benefit %

Date of birth

Social Security or tax ID #

SPOUSAL/CALIFORNIA REGISTERED DOMESTIC PARTNER CONSENT – FOR COMMUNITY PROPERTY STATES ONLY

(Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin)

I am aware that my spouse or California registered domestic partner has designated someone other than me to be the primary beneficiary of this contract. I hereby consent to such designation and waive any rights I may have to the proceeds of such contract under applicable community property laws.

Signature of Spouse: Date:

or

California Registered Domestic Partner: Date:

Signature of Witness: Date:

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

SECTION F: Guaranteed Minimum Death Benefit Option

You may choose to include a guaranteed minimum death benefit option in your annuity contract. Under this option, if the death benefit is paid before you begin receiving income payments, the death benefit amount will never fall below the total amount of premiums you have paid minus the adjusted value of any withdrawals you have taken, even if the value of your variable accumulations fall due to market fluctuations. The charge for this feature is an annual effective rate of 0.1% of your contract’s accumulation.

1. Guaranteed Minimum Death Benefit Yes No

[XXX]

TCL-VA3-APP-AF Page 3 of 7 [XXXXXX]

SECTION G: Premium Information

Initial Premium

1. Method of payment: Check submitted with this application Electronic Funds Transfer

Funds From Another Insurance Company (Tax Free 1035 Exchange)

2. Please indicate your initial premium: $($2500 Minimum)

To authorize one time initial premium by EFT, you must provide the following information:

Acct.Type: Checking Savings Acct. # Bank Transit #*

Name(s) on Account

Name and Address of Bank

Bank Telephone No.

Additional Payments

Additional payments may be paid by Electronic Funds Transfer. The minimum amount per payment is $50.

To authorize additional premium payments by EFT, you must provide the following information:

EFT Amount: $

Frequency:

Twice per Month on the and (indicate days to draft account)

Once a Month on the (indicate day to draft the account)

Quarterly (1st of each quarter)

*Refer to the bottom of your check or savings deposit slip for the 9-digit number.

[XXX]

TCL-VA3-APP-AF Page 4 of 7 [XXXXXX]

SECTION H: Allocation of Premiums

Your premium will be allocated 100% to the Money Market Account unless otherwise indicated below.

Use only whole percentages and they must total 100%.

TIAA-CREF Life Growth Equity %

TIAA-CREF Life Stock Index %

TIAA-CREF Life Growth & Income %

TIAA-CREF Life Social Choice %

TIAA-CREF Life Large Cap Value %

TIAA-CREF Life Small Cap Equity %

TIAA-CREF Life Real Estate %

TIAA-CREF Life International Equity %

TIAA-CREF Life Bond %

TIAA-CREF Life Money Market %

Mutual Shares Securities-Class 1%

Franklin Small-Mid Cap Growth-Class 1%

Templeton Developing Markets-Class 1%

Franklin Income Securities-Class 1%

MFS Investors Growth-Initial Class %

MFS Emerging Growth-Initial Class %

MFS Utilities-Initial Class %

MFS Global Equity-Initial Class %

Delaware VIP Small Cap Value-Std Class %

Delaware VIP International Value Equity-Std Class %

Delaware VIP Diversified Income-Std Class %

PIMCO Real Return-Institutional Class %

PIMCO Global Bond-Unhedged-Institutional Class %

PIMCO All Asset-Institutional Class %

Legg Mason Partners Small Cap Growth %

Legg Mason Partners Aggressive Growth %

Legg Mason Partners High Yield %

Janus Aspen Forty- Inst. Shares %

Janus Aspen Risk-Managed Core-Service Shares %

Janus Aspen Mid-Cap Value-Inst. Shares %

Janus Aspen International Growth-Inst. Shares %

Credit Suisse Small Cap %

Credit Suisse Global Small Cap %

Credit Suisse Commodity Return Strategy %

Neuberger Berman Partners-I Class %

Neuberger Berman Regency-I Class %

PVC Equity Income %

PVC Mid-Cap Stock %

Wanger Select %

Wanger U.S. Smaller Companies %

Wanger International Small Cap %

Royce Small Cap %

Royce Micro Cap %

Jennison 20/20 Focus-Class II %

Value-Class II %

Natural Resources-Class II %

Calamos Growth & Income %

Total 100%

[XXX]

TCL-VA3-APP-AF Page 5 of 7 [XXXXXX]

SECTION I: Application Authorization

IMPORTANT INFORMATION

■ The annuity applied for will not take effect unless and until, during the lifetimes of the proposed annuitant and owner(s), TIAA-CREF Life has received the initial premium and has approved this application. If the annuitant is not one of the contract owners, the annuitant consents to this application for an annuity based on his or her life. The owner(s) (not the annuitant) controls the contract. Subject to any transfer or assignment of rights, the owner(s) may exercise every right given by the contract without the consent of any other person. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than transfers and allocation of premiums. The contract has no provision for loans.

■ Accumulations in the investment accounts vary in that principal and returns may increase or decrease, depending on investment results.

■ For your protection, some states require a warning against fraud substantially similar to the following, to appear on this form.

People who file applications for insurance or statements of claim commit a fraudulent insurance act if they:

knowingly do so with intent to injure, defraud, or deceive any insurance company or another person; and/or knowingly include in their application or statement of claim any materially false or misleading information; and/or knowingly conceal information for the purpose of misleading concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance, and civil damages.

Colorado residents, please also note: Any insurance company or any agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or to a claimant for the purpose of defrauding or attempting to defraud the policyholder or the claimant with regard to a settlement or award payable from the insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

New Jersey residents, please also note: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Maine and Tennessee residents, please also note: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

■ The owner(s) acknowledges the following: I have received a current prospectus for the [Variable Annuity] contract and a current prospectus for the underlying funds, and have read and understand all provisions of this application.

■ The statements made in this application are to the best of my knowledge and belief.

Under penalties of perjury I/we certify that the taxpayer identification number shown on this form is my correct social security number; and I am not subject to backup withholding due to failure to report interest and dividend income; and I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than certifications required to avoid backup withholding.

[XXX]

TCL-VA3-APP-AF Page 6 of 7 [XXXXXX]

If the primary owner will be the annuitant, complete A only.

If a person other than the primary owner will be the annuitant, complete A and B.

If a Trust will own the contract, complete A and C.

A x

Signature of annuitant Date

B x

Signature of primary owner Date

x

Signature of joint owner Date

C x

Signature of authorized Trustee Date Trustee SSN

Name of Trust

You must also complete the Trustee Declaration and Certification Form

D If you would like to receive the Statements of Additional Information, which supplement the prospectuses for the [Variable Annuity] contract and the underlying funds, check here:

The [Variable Annuity] contract and the TIAA-CREF Life Funds are distributed by Teachers Personal Investors Services, Inc.

For Official Use Only - Agent Certification and Signature

AGENT CERTIFICATION

Select the certification that applies

I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does not intend to replace coverage under any existing life insurance policy or annuity contracts.

I hereby certify that I have reviewed with the applicant (1) his/her answers to the replacement questions on the replacement form and (2) all the information in the application. I further certify that to the best of my knowledge and belief, the “applicant” does intend to replace coverage under an existing life insurance policy or annuity contracts.

If this sale involves a replacement transaction, please provide the requested information below:

Did you recommend replacement to the applicant?

Yes Reason for recommending replacement:

No Applicant’s reason for replacement:

I provided the following sales material, and illustrations if applicable, to the applicant during the sale:

If standard materials were not used, include copies of the materials with this application.

Agent’s Name (print) Agent’s License # Agent’s Signature Date

[XXX]

TCL-VA3-APP-AF Page 7 of 7 [XXXXXX]